SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                    1934
                               (AMENDMENT NO.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

               ------------------------------------------------
                      APPLIED INTELLIGENCE GROUP, INC.
               -----------------_------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (check the appropriate box):

[X] No fee required
[_] Fee computed on table below per Exchange Act Rules 14a6(i)(4) and 0-11.
   (1)    Title of each class of securities to which transaction applies:
________________________________________________________________________

   (2)    Aggregate number of securities to which transaction applies:
________________________________________________________________________

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________

  (4)    Proposed maximum aggregate value of transaction:
________________________________________________________________________

  (5)    Total fee paid:
________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
________________________________________________________________________

     (2)  Form, Schedule or Registration Statement No.:

________________________________________________________________________

     (3)  Filing Party:
________________________________________________________________________

    (4)  Date Filed:


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 JUNE 9, 1998

     The 1998 Annual Meeting of Shareholders (the
"Meeting") of Applied Intelligence Group, Inc., an
Oklahoma corporation (the "Company"), will be held on Tuesday, June 9, 1998 at 10:00 a.m. at the Harvey
Business Center, Room 104, on the campus of Oklahoma
Christian University of Science & Arts, 2501 East
Memorial Road, Oklahoma City, Oklahoma 73134 for the following purposes:

1. To elect two Class II Directors to the Board of
   Directors for a term expiring in 2001.

2. To ratify the appointment of Coopers & Lybrand L.L.P. as the independent public accountants of the Company for the fiscal year ending December 31, 1998.

3. To transact such other business as may come before the Meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on April 17, 1998, are entitled to notice of and to vote at the Meeting.

 All shareholders are cordially invited to attend the Meeting in person. To assure your representation at the Meeting, however, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the Meeting may vote in person even if he or she previously has returned a proxy.

     The Proxy Statement which accompanies this Notice contains additional information regarding the proposals to be considered and voted upon at the Meeting, and shareholders are encouraged to read it in its entirety.


BY ORDER OF THE BOARD OF DIRECTORS



________________________________
  Robert N. Baker
      Secretary


Edmond, Oklahoma
April 27, 1998




                          APPLIED INTELLIGENCE GROUP, INC.
                                13800 BENSON ROAD
                             EDMOND, OKLAHOMA  73013
                           ______________________________

                                 PROXY STATEMENT
                           ___________________________________

                           1998 ANNUAL MEETING OF SHAREHOLDERS

                                    JUNE 9, 1998
                           _______________________________


VOTING AND OTHER MATTERS


GENERAL

    The enclosed proxy is solicited on behalf of Applied
Intelligence Group, Inc., an Oklahoma Corporation
(the "Company"), by the Company's Board of Directors
(the "Board") for use at the Annual Meeting of Shareholders (the "Meeting") to be held at the Harvey
Business Center, Room 104, on the campus of Oklahoma
Christian University of Science & Arts, 2501 East
Memorial Road, Oklahoma City, Oklahoma 73134, on
Tuesday, June 9, 1998 at 10:00 a.m., and at any adjournments thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders.

    These proxy solicitation materials were first mailed on or about April 27, 1998, to all shareholders entitled to vote at the Meeting.

Voting Securities and Voting Rights

    Shareholders of record at the close of business on April 17, 1998 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record
Date, there were issued and outstanding 2,730,548 of the Company's Common Stock, $.001 par value per share
(the "Common Stock"), of which 1,500,243 (54.9 percent) are held by the executive officers and directors of the Company.

   The presence, in person or by proxy, of the holders of a majority of the total number of shares of Common
Stock outstanding constitutes a quorum for the transaction of business at the Meeting. Each shareholder voting at the Meeting, either in person or by proxy, may cast one vote per share of Common
Stock held on all matters to be voted on at the Meeting.

   Assuming that a quorum is present, the affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy at the Meeting and entitled to vote is required: (i) to elect two Class II Directors for terms expiring in 2001; (ii) to ratify the appointment of Coopers &
Lybrand L.L.P. as the independent public accountants of the Company for the fiscal year ending December
31, 1998, and (iii) to transact such other business as may properly come before the Meeting.

     Votes cast by proxy or in person at the Meeting will be tabulated by the election inspectors appointed for the Meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Voting of Proxies

     When a proxy is properly executed and returned, the shares it represents will be voted at the Meeting as directed. If no specification is indicated, the shares will be voted (i) "for" the election of the nominees as set forth in the Proxy Statement and (ii)
"for" the ratification of the appointment of Coopers
& Lybrand L.L.P. as the independent public accountants of the Company for the fiscal year ending
December 31, 1998.

Revocability of Proxies

     Any person giving a proxy may revoke the proxy at any time before its use by delivering to the Company written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

Expenses of Solicitation

     The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company.
In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation.

Annual Report

     The Company's 1997 Annual Report to Shareholders
(the "Annual Report"), which includes the Company's
Annual Report on Form 10-KSB and financial and other information about the Company's activities for the fiscal year ended December 31, 1997, is being mailed to shareholders with this Proxy Statement, but is not incorporated into this Proxy Statement.

                      SECURITY OWNERSHIP OF PRINCIPAL
                    SHAREHOLDERS, DIRECTORS AND OFFICERS

     The following table sets forth certain
information as to the beneficial ownership of the Common Stock of the Company as of April 17, 1998, by
(i) each director, including the nominee for director, (ii) each executive officer named in the Summary Compensation Table under the section entitled
"EXECUTIVE COMPENSATION" and (iii) all current executive officers and directors of the Company as a group, and (iv) each person known by the Company to be the beneficial owner of more than five percent of the Common Stock.

                                       Shares          Percent of
                                       Beneficially   Outstanding
   Name (and Address) of Beneficial      Owned         Shares
   Owner
   Robert L. Barcum(1)                   554,616          20.3%

   Robert N. Baker(1)                    554,529          20.3%

   Russell L. Reinhardt(1)               316,081          11.6%

   David B. North(1)                      89,861           3.3%

   Executive Officers and Directors    1,520,299          54.8%
         As a group (five persons)(2)

_________________________________________
(1)  The business address of the named person is 13800 Benson
  Road, Edmond, Oklahoma 73013-6417.
(2)  The number of shares and percent after this offering include
  5,212 shares of Common Stock owned pursuant to the Employee Stock Purchase Plan and issuable pursuant to exercisable stock options held by an executive officer.



PROPOSAL TO ELECT DIRECTORS

Nominees

     The Company's Certificate of Incorporation provides that the number of directors shall be fixed from time to time by resolution of the Board of Directors or shareholders. Currently, the number of directors is fixed at five and that number is divided into three classes, with one class standing for election each year for three-year terms.

    The Board of Directors has nominated Robert L. Barcum and
Robert N. Baker for re-election as a Class II Directors, each for a three-year term expiring in 2001 or until his successor is elected and qualified. Accordingly, after the election of directors, the Board will consist of five directors, and if any vacancies occur, such vacancies may be filled by a vote of a majority of the directors then in office.

    Unless otherwise instructed, the proxy holders will vote the proxies received by them for the re-election of Messrs. Barcum and Baker as Class II
Directors. In the event that Messrs. Barcum or Baker are unable or decline to serve as directors at the time of the Meeting, the proxies will be voted for a nominee, if any, designated by the current Board of Directors to fill the vacancy. It is not expected that Messrs. Barcum or Baker will be unable or will decline to serve as a director.

   The Board of Directors recommends a vote "For"  Messrs.
Barcum and Baker.

   The following table sets forth information regarding the directors and nominees for director of the Company:


          Name            Age              Position           Term
                                                              Expires

Robert L. Barcum(1)       49       President, CEO and         1998
                                   Chairman of the Board

Robert N. Baker(1)        46       Vice President-Network     1998
                                   Services, Secretary
                                   and Director

Russell L. Reinhardt      51       Vice President and         2000
                                   Director

Lewis B. Kilbourne, Ph.D. 51       Director                   2000
(2)(3)

Jimmy M. Wright(2)(3)     44       Director                   1999

___________________
(1)  Member of Stock Option Committee of the Applied
  Intelligence Group, Inc. 1995 Stock Option Plan.
(2)  Member of the Audit Committee
(3)  Member of the Compensation Committee

     The following is a brief description of the business background of the directors and executive officers of the Company:

     Robert L. Barcum, as a cofounder, has served as a director and as an executive officer of the Company since its formation in 1985 and currently serves as Chairman of the Board, President and Chief Executive
Officer. Mr. Barcum is responsible for developing the Company's national retail practice, including product and services planning, marketing and business alliances. Mr. Barcum has more than 25 years of experience in management information systems for retail organizations. He is active in the National
Retail Federation. Since 1991 he has served as an outside director of Duckwall-ALCO Stores, Inc., a publicly-held retailer and a Company customer. Since
1993, he has served as an outside director of Commercial Distributing Inc., a distributor of automotive products in the automobile after-market and also a Company customer. Since 1995, he has served on the Business Advisory Council of Oklahoma
Christian University of Science and Arts (formerly
Oklahoma Christian College), and since 1996 has served as a member of the Advisory Board of Kent
State University.

     Robert N. Baker, as a cofounder, has served as a director and Vice President of the Company since its formation in 1985 and currently serves as Vice
President-Network Services and Corporate Secretary.
Mr. Baker is responsible for developing the viaLink services as well as managing the Network Services business area. Mr. Baker has over 20 years of experience in management, technical support and systems development within the retail industry. He graduated magna cum laude from Oklahoma Christian
University of Science and Arts with a Bachelor of Science in Mathematics.

     Russell L. Reinhardt has served as a director, Vice President and Secretary since joining the Company in 1986 and currently services as a director and Vice President. Mr. Reinhardt is responsible for large account management and assists on product development. Mr. Reinhardt has 20 years experience with the IBM Corporation during which time he held a range of staff and management positions. Mr.
Reinhardt is a graduate of the University of Michigan with a B.S.E. in Science Engineering.

  David B. North has served as Vice President since
joining the Company in 1985 and currently serves as Vice
PresidentConsulting Services and Assistant Secretary.
Mr. North is the Company's chief computer scientist,
manages the Retail and Store Systems Consulting
business area, and serves as a system designer and
technical consultant.  Mr. North was an instructor of
computer science at the University of Oklahoma for
two years and also an instructor, systems analyst and
program developer at Oklahoma Christian University of
Science and Arts.   Mr. North is a graduate of
Oklahoma Christian University of Science and Arts with a Bachelor of Science in Chemistry. He was awarded a Masters of Science in Computer Science from the University of Oklahoma and has completed further graduate studies in Artificial Intelligence at the University of Oklahoma.

     John M. Duck joined the Company as Director of
Finance and Administration in 1991 and currently serves as Vice President, Treasurer and Chief
Financial Officer. Mr. Duck is responsible for all financial and tax reporting and compliance as well as for overall direction of the Finance Department of the Company. Prior to joining the Company, Mr. Duck served as Chief Financial Officer of Griffin Entities, Inc. as well as Mr. Rooter Corporation. Mr. Duck currently serves on the Board of Directors of the Edmond
Chamber of Commerce and is a member of the Oklahoma
County Workforce Development Board. Mr. Duck is a certified public accountant and holds a Bachelor of Science in Economics from Oklahoma City University.

     Larry R. Davenport has served as Vice President of Sales and Marketing since joining the Company in January 1998. Mr. Davenport is responsible for all aspects of sales and marketing activities of the Company. Mr. Davenport is a seasoned veteran with over 17 years of managerial experience in sales and marketing. He previously held the position of Director of Sales and Marketing with Inacom
Information Systems of Atlanta and was Vice President of Sales and Marketing at SDS, Inc. in Atlanta.
He also played an integral sales and marketing role at Coin Financial Systems, Inc. and Automatic Data
Processing. Mr. Davenport has received over 30 industry awards for outstanding performance and contributions. Mr. Davenport attended Central State
University (Oklahoma) with a major in Business
Administration/Marketing.

  Lewis B. "Bucky" Kilbourne, Ph.D. has served as director since December 1997. Dr. Kilbourne has 20 years of financial experience in the retail, restaurant, and banking business. Dr. Kilbourne is a Professor of Finance and Economics at Oklahoma City University and former Chief Financial Officer of Sonic Corp., a public company. Dr. Kilbourne is also President of Kilbourne and Associates, Inc., a management consulting firm located in Oklahoma City that works with regional firms experiencing earnings and cash flow problems in the retail and restaurant industry.
Dr. Kilbourne received a BA from Louisiana State
University and a MA and Ph.D. from the University of Pennsylvania.

     Jimmy M. Wright has served as director since
February 1998. Mr. Wright recently retired as Vice
President of Distribution for Wal*Mart Stores, Inc., a public company, and has been actively involved in Logistics for more than 25 years. During his 13 year tenure at Wal*Mart Stores, Inc., he was involved in all facets of strategic planning including supply chain management, personnel, site selection, and building design. Mr. Wright has served as an invited advisor to the Defense Logistics Agency and has been a multi-year participant in the U.S. Army's Wise
Person summits, which advise the Deputy Chief of Staff Logistics on strategic logistics issues and trends. Mr. Wright is currently with Diversified
Retail Solutions, L.L.C. Mr. Wright received his BBA from the University of Texas Permian Basin.

     Directors hold office until their successors have been elected and qualified. All officers serve at the pleasure of the Board of Directors. There are no family relationships among any of the Company's directors or executive officers of the Company.

Meetings and Committees of the Board of Directors

   The Company's Bylaws authorize the Board of Directors to appoint among its members one or more committees composed in whole or in part by one or more directors. In
December 1997, the Board established two committees -- the Audit Committee and the Compensation Committee, in addition to the standing Stock Option Committee. The Board of Directors does not have any other standing committees.

     The Board of Directors of the Company held five meetings during the fiscal year ended December 31, 1997, all of which were attended by all members of the Board of Directors of the Company.

Board Committees

     Audit Committee. The Audit Committee members are Lewis B. Kilbourne, Ph.D. and Jimmy M. Wright.
The Committee, among other things, makes recommendations to the Board regarding the independent auditors to be nominated for ratification by shareholders, reviews the services rendered by such auditors and the related fees charged, reviews with such auditors the scope of the annual audit and the results thereof, and makes recommendations to the Board regarding the same, assists the Board in fulfilling its responsibilities relating to the Company's accounting, financial reporting and internal auditing policies and procedures, and assists the Board and makes recommendations with respect to the Company's budgets and longrange financial planning.

        Compensation Committee.  The Compensation
Committee members are Lewis B. Kilbourne, Ph.D.,
Jimmy M. Wright, Kay Titchenal, Director of Human
Resources of the Company, and Robert N. Baker, Vice
President of the Company and an ex-officio member of the Committee. The Committee is responsible for all aspects of the Company's executive compensation policies. The Compensation Committee has not issued any reports on Executive Compensation.
Stock Option Committee

        Mr. Barcum and Mr. Baker, members of the Board of Directors, and Ms. Kay Titchenal, the
Director of Human Resources of the Company, serve on the Stock Option Committee. The Stock Option
Committee's principal functions are to determine individuals to whom stock options will be granted under the Company's 1995 Stock Option Plan, the terms on which such options will be granted, and to administer and interpret the Plan. The Stock Option
Committee held two meetings during the fiscal year ended December 31, 1997.

Director Compensation

     All present directors who are executive officers of the Company receive no additional compensation for their services as directors or as members of the Board Committees upon which they serve. In 1998, the Board of Directors adopted the Applied Intelligence
Group, Inc. 1998 Non-Qualified Stock Option Plan to attract, retain and motivate directors, executive officers, key employees and independent contractors of the Company and its subsidiaries by way of granting non-qualified stock options with stock appreciation rights attached. In addition to the grant of non-qualified stock, directors who are not officers or employees of, or consultants to, the Company receive $2,500 cash compensation per quarter regardless of the number of Board of Directors' meetings at which they are present and for each Committee meeting at which they are present not held in conjunction with a meeting of the Board of Directors. Outside directors are also reimbursed for their expenses for each Board and committee meeting attended.

     As of March 23, 1998, the Company had granted
77,500 stock options to two outside directors. Each of these stock options is exercisable for the purchase of one share of Common Stock for $3.125 per share. Furthermore, these stock options are only exercisable while the option holder is serving as a member of the Board of Directors during the period commencing December 31, 1998 through December 31,
2000.


                      EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

     The following table sets forth the total compensation received for services rendered in all capacities to the Company for the years ended December 31, 1995, 1996 and 1997, by the Company's President and it executive officers whose aggregate cash compensation exceeded $100,000 (together the "Named Executive Officers").


                   SUMMARY COMPENSATION TABLE



                                           Annual Compensation(1)

  Name and Principal Position        Year  Salary(2)     Bonus(3)
  Robert L. Barcum(3)                1997   $169,716      $     -
    President and Chief Executive    1996    169,150            -
    Officer                          1995    170,710            -

  Robert N. Baker(3)                 1997   $169,940      $     -
    Vice President-Network Services, 1996    169,159            -
      Secretary                      1995    170,389            -

  Russell L. Reinhardt(3)            1997   $171,774      $     -
    Vice President                   1996    171,840            -
                                     1995    171,256            -

  David B. North(4)                  1997   $125,817      $     -
    Vice President-Consulting        1996    116,248            -
    Services,                        1995    109,194            -
      Assistant Secretary

___________________________
(1)  The named executive officer received additional
  non-cash compensation, perquisites and other
  personal benefits; however, the aggregate amount and
  value thereof did not exceed 10 percent of the total
  annual salary and bonus paid to and accrued for the
  named executive officer during the year.
(2)  Dollar value of base salary (both cash and non-
  cash) earned during the year.
(3)  During the years 1997, 1996 and 1995, Robert L.
  Barcum, Robert N. Baker and Russell L. Reinhardt
  each were paid the same annual base salary of
  $175,127.   The differences in the amounts presented
  above are due to different levels of participation of each individual in the Section 125 Cafeteria Plan offered by the Company to all employees on a non-discriminatory basis.
(4) Mr. North was granted a total of 35,000 stock options under the 1995 Stock Option Plan, of which 15,000 options are exercisable as of December 31, 1997 and the remaining 20,000 options will become exercisable at December 31, 1998.


Stock Option Plan

   The Company established the Applied Intelligence Group,
Inc.1995 Stock Option Plan (the "Stock Option Plan" or the
"Plan") in March 1995, and amended the Plan on April 29, 1996.
The Plan provides for the issuance of incentive stock options
("ISO Options") and non-incentive stock options ("NSO Options") to key management, directors, key professional employees and key professional non-employee service providers of the Company. The number of shares of Common Stock authorized and reserved for issuance under the Plan is 300,000. Under the Plan, as of December 31, 1997 and April 17, 1998, options to purchase a total of 173,078 shares of Common Stock at prices ranging from $.63 to $3.88, with a weighted average exercise price of $2.71 per share, were outstanding, of which 112,328 were exercisable at an average exercise price of $2.08.

     The Stock Option Committee, which is currently comprised of Ms. Kay H. Titchenal and Messrs. Barcum and Baker, administers and interpret the Plan and has authority to grant options to all eligible participants and determine the types of options granted, the terms, restrictions and conditions of the options at the time of grant.

     The option price of the Common Stock is
determined by the Stock Option Committee. The option price of NSO Options may not be less than 75 percent of the fair market value of the shares on the grant date of the option. In the case of an ISO Option, the option price may not be less than the fair market value of the Common Stock on the date of the grant of the ISO Option. The fair market value of a share of the Common Stock is determined by the Stock Option
Committee. Upon the exercise of an option, the option price must be paid in full, in cash, Common
Stock (at the fair market value thereof) or a combination thereof. For a period of two years ending November 21, 1998, the Company has agreed with Barron Chase Securities, Inc., the underwriter of the Company's initial public offering not to grant more than 25,000 NSO Options having an option price of less than fair market value of the shares on the date of grant of the option, without written consent of the Underwriter.

     Options are exercisable during employment and for a period of three months after the participant ceases to be an employee, a director, or non-employee service provider of the Company; however, in the event of death or disability of the participant, the ISO Options are exercisable for a period of one year following death or disability. In any event, options may not be exercised beyond the expiration date of the option. NSO Options may be granted to key management employees, directors, key professional employees or key professional non-employee service providers of the Company, while ISO Options may only be granted to key management or key professional non-employee service providers of the Company. No option may be granted after February 28, 2005. Options are not transferable except by will or by the laws of descent and distribution.

    All outstanding options granted pursuant to the Plan will become fully vested and immediately exercisable in the event that, following any stock option grant, (i) within any 12-month period, the Company sells an amount of Common Stock that exceeds 50 percent of the number of shares of Common Stock outstanding immediately prior to such 12-month period, or (ii) a "change of control" occurs. For purposes of the Plan, a "change of control" is defined as the acquisition in a transaction or series of transactions by any person, entity or group (two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring securities of the Company) of beneficial ownership of 50 percent or more (or less than 50 percent as determined by a majority of the directors of the Company) of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities.

Non-Qualified Stock Option Plan

     On February 9, 1998, the Board of Directors of the Company adopted the 1998 Non-Qualified Stock
Option Plan (the "NonQualified Stock Plan" or
"Plan"), to attract, retain and motivate directors, executive officers, key employees and independent contractors of the Company and its subsidiaries by way of granting non-qualified stock options with stock appreciation rights attached. The Non-
Qualified Stock Plan authorizes and reserves up to 300,000 shares of Common Stock for issuance and options under the Plan. The option price shall not be less than 85 percent of the fair market value of the Common Stock on the date of grant. The Board of Directors has the discretion to fix the period and the time at which any options granted under the Plan may be exercised; provided however, that all options granted pursuant to the Plan expire after ten years after the date of grant.

    As of March 23, 1998 and April 17, 1998, the Company had granted 87,500 stock options to two outside directors and one independent contractor. Each of these stock options is exercisable for the purchase of one share of Common Stock for $3.125 per share. Furthermore, these stock options are only exercisable while the option holder is serving as a member of the Board of Directors or as an independent contractor, during the period commencing December 31, 1998 through December
31, 2000.

Stock Grant Plan

     On February 10, 1998, the Board of Directors of the Company adopted the 1998 Stock Grant Plan (the
"Stock Grant Plan" or "Plan") to attract, retain and motivate consultants, independent contractors and key employees of the Company and its subsidiaries by way of granting shares of stock in the Company. The
Stock Grant Plan authorizes and reserves up to 150,000 shares of Common Stock of the Company for issuance under the Plan. Shares of Common Stock received pursuant to the Stock Grant Plan restrict the sale, transfer or other disposal of said shares for a period of one year. As of March 23, 1998 and April 17, 1998, no shares of Common Stock had been issued under the Stock Grant Plan.

Employee Stock Purchase Plan

     The Company established the Applied Intelligence
Group, Inc. Employee Stock Purchase Plan (the
"Employee Stock Purchase Plan" or "Plan" in April
1997, and it was approved by the shareholders at the Annual Meeting of Shareholders on June 3, 1997. The
Employee Stock Purchase Plan provides the opportunity for employees to purchase the Company's Stock through payroll deductions, to encourage participation in the ownership and economic progress of the Company. The number of shares of Common Stock authorized and reserved for issuance under the Plan is 100,000 shares. As of April 17, 1998, employees of the Company have purchased 3,009 shares of Common Stock at an average price of $2.81.

     The Plan provides for the granting of stock
options to eligible employees of the Company.  It is
intended that the Plan and the stock options granted
under the Plan will meet the qualification
requirements set forth in the Internal Revenue Code
of 1986, as amended (the "Code").  The Plan is
administered by the Board of Directors.   The Board
administers and interprets the Plan and has the authority to establish, adopt or revise rules and regulations with respect to the Plan. The interpretation of the Plan by the Board is final, binding, and conclusive on all employees and participants.

     All full-time employees (i.e., whose customary employment is 20 hours or more per week and more than five months in any calendar year), who have been continuously employed more than six months are eligible to participate in the Plan by entering into an option agreement to purchase shares of Common
Stock of the Company. Provided, however, the employees who own or would own five percent or more of the Company's Common Stock, including shares owned by family members and indirectly through a corporation, partnership or trust, immediately after the options are granted in accordance with the option agreement after giving effect to and assuming exercise of such options and any other stock options held by the employee-participant, are not eligible to participate in the Plan.

    The total number of shares of Common Stock authorized and reserved for issuance under the Plan is 100,000. The number of shares of Common Stock is subject to appropriate adjustment in the event of any merger, consolidation, recapitalization, reclassification, stock dividend, stock split or similar transaction.
Plan participants may contribute up to $20 per pay period into their account to purchase whole shares of the Common Stock of the Company at pre-determined calendar quarter grant dates or exercise dates. The option price will be 85 percent of the per share fair market value on the granting date or the exercise date, whichever is the lesser, of the purchase period. During each quarterly purchase period, a participant will not be permitted to purchase more than 50 shares of Common Stock. Any remaining balance in the Participants' accounts after the purchase of shares during a quarterly purchase period will be carried over to the next quarterly purchase period and exercise date. The stock options may not be assigned, encumbered or otherwise transferred by the participants, except by will or under laws of inheritance.

     The Plan will remain in force until March 31, 2002. The Board of Directors may amend the Plan in any respect consistent with Sections 421 and 423 of the Code, except that, without approval of the shareholders, no amendment shall (i) increase the maximum number of shares of Common Stock reserved under the Plan other than in connection with a merger, consolidation, recapitalization, reclassification, stock split, combination of shares, stock dividend or (ii) make the Plan available to any person who is not an employee of the Company.

Other Stock Options

   In connection with the transaction with Vantage
Capital Resources, Inc., (see Certain Relationships and
Related Transactions-Vantage Capital Resources, Inc.)
the Company issued 360,000 stock options at an exercise price of $5.00 per share. Furthermore, in connection with the transaction with ijob, Inc., the Company issued 50,000 stock options at an exercise price of $3.50 per share. As of December 31, 1997, under all stock options granted by the Company, options to purchase a total of 583,078 shares of Common Stock ranging in price from $.63 to $5.00, with a weighted average exercise price of $4.19 per share were outstanding, of which, 522,328 were exercisable at a weighted average exercise price of $4.23. As of April 17, 1998, including the 87,500 non-qualified stock options granted to two outside directors and an independent contractor, under all stock options granted by the Company, options to purchase a total of 670,578 shares of Common Stock ranging in price from $.63 to $5.00, with a weighted average exercise price of $4.05 per share were outstanding, of which, 522,328 were exercisable at a weighted average exercise price of $4.23.

Profit Sharing Plan

     In 1987, the Company adopted the Applied
Intelligence Group, Inc. Profit Sharing Plan (the
"Profit Sharing Plan"). The Profit Sharing Plan covers all employees of the Company who have completed at least one year of service with the Company as of the enrollment date under the Profit
Sharing Plan. The Company may make an annual contribution to the Profit Sharing Plan on behalf of employees which, if made, begins to vest for each employee's account after the employee has completed two years of service with the Company. Thereafter, each employee's account vests ratably as to 20 percent of the employee's account following each subsequent year of completed service with the Company. Vested contributions will normally be distributed to an employee upon
(i) the employee's retirement, (ii) the employee's death or disability,
(iii) the termination of the employee's employment with the Company or
(iv) the termination of the Profit Sharing Plan. The Company did not make any contributions to the Profit Sharing Plan for the fiscal years ended December 31, 1995, 1996 and 1997.

     In 1995, the Company amended the Profit Sharing
Plan to include a 401(k) deferred compensation feature, whereby eligible participants may elect to defer up to 15 percent of their salaries, not to exceed the annual statutory limits, pursuant to a voluntary salary reduction agreement. The Company may determine matching levels of contributions from time to time, at the discretion of the administrative committee. No matching contributions were made by the Company during 1995, 1996 and 1997. All employee contributions under the 401(k) feature are fully vested at all times.


                        COMPLIANCE WITH SECTION 16 OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of
1934, as amended, requires the company's directors and officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange
Commission ("SEC"). Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

     Based solely on the Company's review of the copies of such forms received by it during the year ended December 31, 1997, and written representations that no other reports were required, the Company believes that each person who, at any time during such year, was a director, officer or beneficial owner of more than 10 percent of the Company's Common
Stock complied with all Section 16(a) filing requirements during such fiscal year. The directors, officers and greater than 10 percent shareholders did not become subject to the requirements of Section
16(a) until November 1996.



                   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Vantage Capital Resources, Inc.

     On June 12, 1996, Vantage Capital Resources,
Inc., an Oklahoma corporation ("VCRI"), merged with and into the Company (the "Merger"). VCRI was organized on March 28, 1996, by John Simonelli and
Larry E. Howell with an initial capitalization of $360. On June 5, 1996, VCRI completed a private placement offering of 250,000 shares of VCRI Common
Stock at an offering price of $1.75 per share, with net proceeds to VCRI of $394,567 (the "VCRI Private
Placement Offering"). Pursuant to the VCRI Private
Placement Offering, David B. North, an executive officer of the Company, purchased 22,500 shares of VCRI Common Stock, and James R. Stepp, a former executive officer of the Company, purchased 1,000 shares of VCRI Common Stock; however, all of such shares were subsequently redeemed by the Company, as described below. In consummation of the Merger, the Company issued 610,000 shares of its Common Stock, on a one-for-one basis, for the outstanding Common Stock of VCRI.

     In connection with the organization of VCRI, each of Messrs. Simonelli and Howell were issued
180,000 shares of VCRI Common Stock for $.001 per share. Prior to the Merger, VCRI had not engaged in any operations other than the negotiation of the Merger and the offering of its Common Stock pursuant to a private placement offering. Upon consummation of the Merger, each of Messrs. Simonelli and Howell, as well as the other shareholders of VCRI, exchanged their shares of VCRI Common Stock, on a onefor-one basis, for the Company's Common Stock. Furthermore, upon closing of the Merger, Messrs. Simonelli and Howell entered into three-year employment agreements with the Company and were elected to the Board of Directors and appointed executive officers of the Company. In connection with the Merger and the transactions related thereto, an independent determination of fairness and reasonableness of the terms of the transactions was not obtained; however, the transactions were negotiated on an arm's-length basis by the respective parties (which included all of the shareholders of the Company) and are believed by respective parties and management of the Company to have been fair.

     In connection with the Company's application with The Nasdaq Stock Market, Inc. ("Nasdaq") for listing of the Common Stock and Warrants on the Nasdaq SmallCap Market, the staff of Nasdaq raised investor protection concerns regarding (i) the 360,000 shares of Common Stock received by Messrs.
Simonelli and Howell in consummation of the Merger and their employment with the Company pursuant to certain three-year employment agreements, and (ii) the VCRI Private Placement of the VCRI Common Stock at $1.75 per share followed by the exchange of such shares for the Common Stock of the Company. In addition, the staff of Nasdaq orally expressed concerns regarding the purchase of the shares of VCRI
Common Stock by Messrs. North and Stepp. Initially the staff of Nasdaq denied listing of the Company's securities on the Nasdaq SmallCap Market, and the Company appealed the staff's decision to the Nasdaq appeal panel (the "Panel"). In an effort to alleviate the concerns of the staff of Nasdaq and obtain the listing on appeal, the Company, pursuant to agreements with Messrs. Simonelli and Howell, North and Stepp completed the transactions described below, including the redemption of the shares of Common
Stock received by Messrs. North and Stepp in consummation of the Merger. However, the Panel in its written appeal decision of October 28, 1996, did not require such redemption.

     Pursuant to an Exchange Agreement dated October
14, 1996 (the "Exchange Agreement"), each of Messrs.
Simonelli and Howell exchanged 180,000 shares of Common Stock for stock options exercisable on or after November 30, 1998 and on or before November 30, 2001 for the purchase of 180,000 shares of Common
Stock for $5.00 per share. The stock options and the Common Stock or other securities issuable under the stock options may not be offered for sale except in compliance with the applicable provisions of the Securities Act of 1933, as amended. The Company has agreed that if it files with the Securities and Exchange Commission a post-effective amendment to the registration statement, a new registration statement, or similar offering document, Messrs. Simonelli and Howell (or other holders of the stock options) shall have the right through December 31, 2001, to include in such registration statement or offering statement the Common Stock or other securities issuable upon exercise of the stock options at no expense to Messrs. Simonelli and Howell. In addition, pursuant to the Exchange Agreement, Messrs. Simonelli and Howell resigned as executive officers and directors of the Company, and their employment agreements were terminated effective April 1, 1996, without any payment of or continuing right to receive compensation under such employment agreements.

     Although not required pursuant to the Panel's written appeal decision, on October 14, 1996, the Company redeemed the shares of Common Stock issued to James R. Stepp, a former executive officer of the Company, in exchange for the 1,000 shares of VCRI
Common Stock that he purchased in connection with the VCRI Private Placement Offering, for $1.75 per share and for an aggregate amount of $1,750. Also, on October 15, 1996, the Company redeemed the shares of Common Stock issued to David B. North in exchange for the 22,500 shares of VCRI Common Stock that he purchased in connection with the VCRI Private
Placement Offering for $1.75 per share for an aggregate amount of $39,375. In redemption of the shares, the Company issued to Mr. North a promissory note in the principal amount of $39,375, bearing interest at the rate of 10 percent per annum (payable at maturity), with a maturity date of November 15, 1997. This note has been extended to November 15, 2000. Management of the Company believes that the terms of the promissory note were at least as favorable as could be obtained from unaffiliated third-party lenders. These redemptions were completed based solely in reliance upon the oral concerns expressed by the Nasdaq staff and were completed in anticipation that the Panel's appeal decision would require such redemptions. The Company does not intend to redeem any of the remaining outstanding shares of Common Stock of the Company issued to the shareholders of VCRI in consummation of the Merger.

Notes Payable to Shareholders

     Pursuant to ten separate promissory notes, Robert L. Barcum, Robert N. Baker and Russell L.
Reinhardt have loaned to the Company, in the aggregate, $443,455 (the "Shareholders' Loans"). The
Shareholders' Loans are each evidenced by a promissory note, bearing interest at rates of 8.5 percent to 11.5 percent per annum, with maturity dates commencing March 18, 1999 through December 21,
2001. In addition, on October 15, 1996, the Company issued a promissory note to David B. North, a shareholder and executive officer of the Company, in redemption of 22,500 shares of Common Stock of the Company issued to Mr. North in connection with the merger of VCRI, in the principal amount of $39,375, bearing interest at the rate of 10 percent per annum, with a maturity date of November 15, 1997. This note has been extended to November 15, 2000. With respect to the Shareholders' Loans, the interest paid or accrued for payment to each of Robert L. Barcum, Robert N. Baker, Russell L. Reinhardt, and David B.
North was $13,288, $14,045, $15,202, and $3,938,
respectively, for 1997 and $13,055, $13,900, $16,600
and $820, respectively, for 1996. Management of the Company believes that the terms of the Shareholders'
Loans were at least as favorable as could be obtained from unaffiliated third-party lenders.


Affiliate Transaction Policies

     The Company has adopted policies that any loans to officers, directors and five percent or more shareholders ("affiliates") and any future transactions between the Company and any affiliates will be subject to approval by a majority of the disinterested independent directors of the Company and will be on terms no less favorable than could be obtained from unaffiliated parties. As of March 23, 1998, the Board of Directors is comprised of five members, two of whom are independent directors.



              RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   The Board of Directors has appointed Coopers & Lybrand L.L.P., independent accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1998. Coopers & Lybrand
L.L.P. has served the Company in such capacity since 1993. The Board of Directors anticipates that representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     In the event that ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants is not obtained at the Meeting, the Board will reconsider its appointment.

 The Board of Directors recommends the shareholders vote "For" the ratification of such appointment.



                                OTHER MATTERS

     The Board of Directors knows of no other matters, other than those described in this Proxy Statement, to be submitted to the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.


                             SHAREHOLDER PROPOSALS

     Shareholder proposals that are intended to be presented by shareholders at the Annual Meeting of Shareholders of the Company for the fiscal year ending December 31, 1998, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to be included in the proxy statement and form of proxy relating to such Meeting, must be received by the Company no later than January 31, 1999. Any shareholder proposals intended to be presented at the Company's 1999 Annual Meeting, other than a shareholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing by the Secretary of the Company at the principal executive office of the Company no later than the close of business on March 1, 1999, nor prior to February 1, 1999, together with all supporting documentation required by the Company's By-laws.


A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR FISCAL 1997 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO), WHICH WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 1998, WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS MAILED UPON
THE WRITTEN REQUEST OF ANY SUCH PERSON TO JOHN M. DUCK, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, APPLIED INTELLIGENCE GROUP, INC., 13800 BENSON ROAD, EDMOND, OKLAHOMA 73013.

  REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

By order of the Board of Directors:

Robert N. Baker
Secretary

Edmond, Oklahoma
April 27, 1998

                                   AIG LOGO



April 27, 1998








Dear Shareholder:


 The officers and directors of Applied Intelligence
                       Group,
  Inc. cordially invite you to attend the Annual
  Meeting of Shareholders, Tuesday, June 9, 1998 at
  10:00 a.m., at the Harvey Business Center, Room
  104, on the campus of Oklahoma Christian University of Science & Arts, 2501 East Memorial Road,
  Oklahoma City, Oklahoma.

     Please review the important information enclosed with this Proxy. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

     Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid
                      envelope.

     Thank you in advance for your prompt

  consideration of these matters.



Sincerely,



Robert L. Barcum
Chairman of the Board
and Chief Executive Officer

                        APPLIED INTELLIGENCE GROUP, INC.
                              13800 BENSON ROAD
                           EDMOND, OKLAHOMA  73013

                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD June 9, 1998

     The undersigned shareholder hereby constitutes and appoints Robert N. Baker and John M. Duck, and each or either of them, as proxies of the undersigned (the "Proxies"), with full power to substitute, and authorizes each of them to represent and to vote all shares of common stock, par value $.001 per share, of Applied Intelligence Group, Inc. (the "Company") held by the undersigned at the close of business on April 17, 1998, at the 1998 Annual Meeting of Shareholders (the "Meeting") of the Company to be held at the Harvey Business Center, Room 104, on the campus of Oklahoma Christian University of Science & Arts, 2501 East Memorial Road, Oklahoma City, Oklahoma 73134 on Tuesday, June 9, 1998 at 10:00 a.m., and at any adjournments or postponements thereof.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS IN PARAGRAPHS 1 and 2, AND IN THE DISCRETION OF THE PROXIES, FOR ANY MATTER DESCRIBED IN PARAGRAPH 3. A shareholder wishing to vote in accordance with the recommendation of the Board of Directors of the Company need only sign and date this Proxy and return it to the Company.

1.   To elect Robert L. Barcum and Robert N. Baker as Class II
     Directors to the Board of Directors to hold office until the 2001 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.

     Mr. Barcum

     [_] FOR    [_] AGAINST    [_] ABSTAIN

     Mr. Baker

     [_] FOR    [_] AGAINST    [_] ABSTAIN

2. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the fiscal year ending December 31, 1998.

     [_] FOR    [_] AGAINST    [_] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon any other matters that may be properly brought before the Meeting and at any adjournments or postponements thereof.


     [_] FOR    [_] AGAINST    [_] ABSTAIN

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

     The undersigned hereby acknowledge(s) receipt of a copy of the Notice of Annual Meeting of Shareholders and hereby revoke(s) any proxy or proxies heretofore given. This Proxy may be revoked at any time before it is exercised.

     Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer. If signing for a partnership, please sign in Partnership name by an authorized person.




______________________________          ______________________________

Signature                               Signature

______________________________          ______________________________

Print Name                              Print Name

______________________________          ______________________________

Date                                    Date